                                                                    EXHIBIT 4.02


                             SUPPLEMENTAL INDENTURE


         This Supplemental Indenture (this "Supplemental Indenture"), dated as of May 8, 1997, is made and entered into by and among Enron Corp., a Delaware corporation ("Enron Delaware"), Enron Oregon Corp., an Oregon corporation ("Enron Oregon") and Harris Trust and Savings Bank, as Trustee (the "Trustee").

                                    RECITALS

         A. Enron Delaware is a party to that certain Indenture, dated as of November 1, 1985 (the "Indenture"), entered into between Enron Delaware and the Trustee providing for the issuance of the Securities (as defined in the Indenture).

         B. Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of July 20, 1996, and amended and restated as of September 24, 1996, and further amended by the First Amendment thereto dated as of April 14, 1997, among Enron Delaware, Portland General Corporation and Enron Oregon, Enron Delaware will merge into Enron Oregon, and Enron Oregon will be the surviving and successor entity. Under Section 60.497 of the Oregon Business Corporation Act, at the effective time of such merger (the "Effective Time"), Enron Oregon will have all obligations and liabilities of Enron Delaware. At the Effective Time, the name of Enron Oregon will change to Enron Corp.

         C. Article Eight of the Indenture permits the merger of Enron Delaware into Enron Oregon but requires Enron Oregon, as the successor, to expressly assume by supplemental indenture the due and punctual payment of the principal of, premium, if any, and interest on the Securities and the performance and observance of all covenants and conditions of the Indenture on the part of Enron Delaware to be performed or observed.

         D. In order to further evidence the succession of Enron Oregon to Enron Delaware and the assumption by Enron Oregon of the obligations of Enron Delaware at the Effective Time, and to satisfy the provisions of Article Eight of the Indenture, Enron Delaware and Enron Oregon are entering into this Supplemental Indenture with the Trustee.

         NOW, THEREFORE, Enron Delaware, Enron Oregon, and the Trustee agree as follows:

            1. Enron Oregon hereby expressly assumes (effective as of the Effective Time, without further action of the parties hereto or of any other person), (a) the due and punctual payment of the principal of, premium, if any, and interest on all the Securities Outstanding (as defined in the Indenture), and (b) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by Enron Delaware.

            2. At the Effective Time, Enron Oregon shall deliver to the Trustee, (a) an executed Officers' Certificate in the form of Exhibit A hereto and (b) an executed Opinion of Counsel of Vinson & Elkins L.L.P. in the form of Exhibit B hereto.

            3. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         IN WITNESS WHEREOF, Enron Delaware, Enron Oregon and the Trustee have caused this Supplemental Indenture to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     ENRON CORP., a Delaware corporation


                                     By: /s/ WILLIAM D. GATHMANN
                                         -------------------------------------
                                         William D. Gathmann
                                         Vice President, Finance and
                                         Treasurer



                                     ENRON OREGON CORP.,
                                     an Oregon corporation


                                     By: /s/ WILLIAM D. GATHMANN
                                         -------------------------------------
                                         William D. Gathmann
                                         Vice President, Finance and
                                         Treasurer



                                     HARRIS TRUST AND SAVINGS BANK,
                                     as Trustee


                                     By: /s/ F.A. PIERSON
                                         -------------------------------------
                                     Title: F.A. Pierson, Vice President


                                      -3-